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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Franklin Financial Corporation on Form S-8 of our report dated March 16, 2001, appearing in the Annual Report on Form 10-K of Franklin Financial Corporation for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ DELOITTE & TOUCHE LLP


Nashville, Tennessee
December 28, 2001